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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  MAY 5, 1997
                                 Date of Report
                       (Date of earliest event reported)

                                  SCHAWK, INC.
                           (Exact name of Registrant
                          as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     1-9335
                          (Commission File Number(s))

                                   36-2545354
                      (I.R.S. Employer Identification No.)

                                1695 RIVER ROAD
                             DES PLAINES, ILLINOIS
                    (Address of principal executive office)

                                     60018
                                   (Zip Code)

                                  847/827-9494
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

     The Company has recently announced forecasts of revenues and other financial performance data in recent meetings with financial analysts and potential institutional investors. The Company has indicated it expects fiscal 1997 revenues of $100-$115 million, an increase of 20-30% over 1996 revenues (representing revenues from continuing operations only). Net income for 1997 should be up double digit, while operating margins should grow to the mid-teens.

     Any oral statements made by representatives of the Company and any written statements concerning forecasts of revenues, net sales, operating income and net income constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include, without limitation, the ability of the Company to exploit industry trends such as outsourcing, the success of the Company's acquisition and market consolidation strategies, and the Company's exploitation of technology advancements in the graphics industry. Actual results could differ materially from those addressed in the Company's forward-looking statements.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCHAWK, INC.
(Registrant)



/s/ Marie Meisenbach Graul
----------------------------
Marie Meisenbach Graul